Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

I, Declan Daly, Executive Vice President and Chief Financial Officer of Inamed Corporation (the “Registrant”), certify that:

1.    I have reviewed this annual report amendment on Form 10-K/A of the Registrant;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2005

/s/ DECLAN DALY
Declan Daly,
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)